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Exhibit 99.1
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News Release
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         STEPHEN H. RUSCKOWSKI NAMED PRESIDENT AND CEO OF MEDQUIST INC.

MARLTON, NJ - December 8, 2003 - MedQuist Inc., (NASDAQ:MEDQ), today announced that Stephen H. Rusckowski has replaced R. Timothy Stack as the company's president and CEO while a permanent candidate for the position is being selected. Mr. Stack is stepping down from his position to pursue other opportunities outside the company.

Mr. Rusckowski has served on the MedQuist Board since February, 2002. He currently serves as executive vice president of Philips Medical Systems and CEO of Philips Medical Systems' Cardiac and Monitoring Systems business group. He is a veteran of the healthcare industry, having held many senior positions including senior vice president and general manager of Hewlett-Packard's and Agilent Technologies' Healthcare Group which was sold to Philips in August, 2001.


About MedQuist:
MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

For more information contact: Brian J. Kearns, Chief Financial Officer, MedQuist Inc., 856-810-8000 ext. 4418